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CUSIP No. 74046M30                   13D                     Page 10 of 22 Pages

                                                                    Exhibit 99.1

                                    EXHIBIT A

                           JOINT ACQUISITION STATEMENT
                            PURSUANT TO RULE 13d-1(1)

     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated:  July 10, 2000


                                CATHAYONLINE INC.


                                By: /s/ Brian W. Ransom
                                    -------------------------------------
                                    Brian W. Ransom
                                    President


                                CATHAYONLINE TECHNOLOGIES (HONG KONG) LIMITED


                                By: /s/ Brian W. Ransom
                                    -------------------------------------
                                    Brian W. Ransom
                                    President


                                CATHAYONLINE (BVI) LTD.


                                By: /s/ Brian W. Ransom
                                    -------------------------------------
                                    Brian W. Ransom
                                    Director